Exhibit 99.1

Explanation of Responses:

(1)	Common Stock held indirectly through BPR Holding REIT I, LLC and held directly by BRH Warrants, Retail Mall, BW Purchaser, New GGP Warrants and New GGP Subco (in each case, as defined below), as set forth in footnotes 2, 3, 4, 5 and 6 below. On July 24, 2018, Brookfield Properties Subco LLC transferred certain interests in BPR Holdings REIT I, LLC equivalent to 23,632,902 shares of Common Stock (based on a price per share of Common Stock of $20.83) in exchange for the repayment of certain indebtedness and interest thereon.

(2)	Common Stock held directly by Brookfield Retail Holdings Warrants LLC, a Delaware limited liability company (“BRH Warrants”).

(3)	Common Stock held directly by Brookfield Retail Mall LLC, a Delaware limited liability company (“Retail Mall”).

(4)	Common Stock held directly by BW Purchaser LLC, a Delaware limited liability company (“BW Purchaser”).

(5)	Common Stock held directly by New GGP Warrants LLC, a Delaware limited liability company (“New GGP Warrants”).

(6)	Common Stock held directly by Brookfield BPY Retail Holdings II Subco LLC, a Delaware limited liability company (“New GGP Subco”).

(7)	Common Stock held directly by Brookfield Retail Holdings II Sub III LLC, a Delaware limited liability company (“BRH II Sub”).

(8)	Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BPH VII”).

(9)	Common Stock held directly by BPY Retail V LLC, a Delaware limited liability company (“BPY V”).

(10)	Common Stock held directly by BPY Retail I LLC, a Delaware limited liability company (“BPY I”).

(11)	Common Stock held directly by New Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company (“New LLC I”).

(12)	Each of the Reporting Persons, as an indirect parent of BRH Warrants, Retail Mall, BW Purchaser, New GGP Warrants, New GGP Subco, BRH II Sub, BPH VII, BPY V, BPY I and New LLC I, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by BRH Warrants, Retail Mall, BW Purchaser, New GGP Warrants, New GGP Subco, BRH II Sub, BPH VII, BPY V, BPY I and New LLC I. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH Warrants, Retail Mall, BW Purchaser, New GGP Warrants, New GGP Subco, BRH II Sub, BPH VII, BRH V-B, BRH V-D, BPY V, BPY I and New LLC I is reported herein. Each of the Reporting Persons disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH Warrants, Retail Mall, BW Purchaser, New GGP Warrants, New GGP Subco, BRH II Sub, BPH VII, BPY V, BPY I and New LLC I, except to the extent of any indirect pecuniary interest therein.